UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2018

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On November 14, 2018, HC2 Holdings, Inc. (the “Company” or “HC2”) announced that it priced a private offering of $470 million aggregate principal amount of senior secured notes due 2021 (the “Senior Secured Notes”) and a concurrent private offering of $55 million aggregate principal amount of convertible senior notes due 2022 (the “Convertible Senior Notes,” and together with the Senior Secured Notes, the “Notes”) at an issue price of 98.750% for the Senior Secured Notes and 100% of principal, plus accrued interest, if any, from November 20, 2018 for the Convertible Senior Notes (the “Notes Offerings”). Copies of the press releases are furnished with this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

The Company entered into Purchase Agreements (the “Purchase Agreements”) with Jefferies LLC, the initial purchaser named therein (the “Initial Purchaser”) and, solely with respect to the Senior Secured Notes offering, the guarantors named therein. Pursuant to the Purchase Agreements, the Initial Purchaser has agreed to purchase, and the Company has agreed to sell, $470 million aggregate principal amount of the Senior Secured Notes and $55 million aggregate principal amount of the Convertible Senior Notes. The Purchase Agreements contain representations and warranties, covenants and closing conditions that are customary for transactions of this type. The Company expects to use the net proceeds from the Notes Offerings and cash on hand to redeem all of its outstanding 11.000% Senior Secured Notes due 2019 and pay fees and expenses related thereto. The Notes Offerings are expected to close on November 20, 2018, subject to certain closing conditions.

The Notes will be offered solely by means of private placements to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, solely with respect to the Senior Secured Notes offering, to certain persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes to be issued in the Notes Offerings have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K contains information about pending transactions, and there can be no assurance that these transactions will be completed.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K, including the Exhibits, contains forward-looking statements.  Actual results, events or developments may differ materially from those anticipated or discussed in any forward-looking statement.  These statements are subject to risks, uncertainties and other factors, as discussed further in the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.
99.1	Press release dated November 14, 2018, titled “HC2 Holdings Announces Pricing of its $470 Million Senior Secured Notes Private Offering”
99.2	Press release dated November 14, 2018, titled "HC2 Holdings Announces Pricing of its $55 Million Convertible Senior Notes Offering"
99.3	Risk Factors Related to the Convertible Senior Notes Offering

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

November 14, 2018	By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer